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                          UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549

                            FORM 8-K


                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                Date of Report: January 15, 2002


                         _______________


                       EOG RESOURCES, INC.
      (Exact name of registrant as specified in its charter)



         Delaware              1-9743           47-0684736
      (State or other        (Commission     I.R.S. Employer
       jurisdiction             File        Identification No.)
    of incorporation or        Number)
       organization)

         333 Clay
        Suite 4200
      Houston, Texas                              77002
   (Address of principal                        (Zip code)
    executive offices)


                          713/651-7000
      (Registrant's telephone number, including area code)







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

EOG RESOURCES, INC.

Item 9.  Regulation FD Disclosure

I.  Fourth Quarter 2001
    -------------------

     The forecast for fourth quarter 2001 set forth below for EOG Resources, Inc. ('the Company') is given as of the date of this document only and is based on current available information and expectations.

     The Company currently anticipates a mark-to-market gain in the fourth quarter from outstanding commodity price swaps of $2.7MM. During the fourth quarter, the cash realized from outstanding commodity price swaps and collars is expected to be $34.3MM.

     The Company does not provide guidance on other income, other expense, or gain or loss on sales of reserves and related assets unless specifically noted.

      As stated in a previous Form 8-K filing on October 2, 2001, during the fourth quarter the Company reduced production of North America natural gas and condensate production due to a weak natural gas price environment.

     Additional estimates are shown in the attached table.


II.  2002 Natural Gas Financial Price Swaps
     --------------------------------------

     Tabulated below is a summary of the Company's open natural gas price swap positions at January 15, 2002:

          2002              Price           Volume
          Month           ($/MMBtu)        (MMBtud)
   -------------------    ---------        --------
   January                 $ 3.21           140,000
   February                $ 3.13           190,000
   March through May       $ 3.09           140,000
   June through December   $ 3.24           100,000


III.  2002 Natural Gas Physical Contracts
      -----------------------------------

      At January 15, 2002, the Company had outstanding natural gas physical contracts for 95,000 MMBtud at an average price of $3.03 per MMBtu for January and February 2002 in the U.S. and approximately 24,000 MMBtud at an average price of US$3.35 per MMBtu for the period January through December 2002 in Canada.

IV.  Exposure to Enron Corp.
     -----------------------

      Enron Corp. and certain of its affiliates, including Enron North America Corp., have filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code. The Company plans to record approximately $20MM in bad debt expense in the fourth quarter 2001 related to contracts with Enron affiliates, including 2001 and 2002 natural gas and crude oil derivative exposure related to Enron Corp. The Company has other contractual relationships including guarantees and indemnifications with Enron Corp. and certain of its affiliates that have filed for reorganization. Based on the Company's review of these other matters, at this time the Company believes that Enron Corp.'s Chapter 11 proceedings will not have a material adverse effect on the Company's position.


V.  Forward-Looking Statements
    --------------------------

This document includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are not guarantees of performance. Although the Company believes its expectations reflected in forward-looking statements are based on reasonable assumptions, no assurance can be given that these expectations will be achieved. Important factors that could cause actual results to differ materially from the expectations reflected in the forward-looking statements include, among others: the timing and extent of changes in commodity prices for crude oil, natural gas and related products and interest rates; the extent and effect of any hedging activities engaged in by the Company; the extent of the Company's success in discovering, developing, marketing and producing reserves and in acquiring oil and gas properties; the accuracy of reserve estimates, which by their nature involve the exercise of professional judgment and may therefore be imprecise; political developments around the world, including terrorist activities and responses to such activities; and financial market conditions.
In light of these risks, uncertainties and assumptions, the events anticipated by the Company's forward-looking statements might not occur. The Company undertakes no obligations to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

Definitions
-----------
     $/Bbl     US Dollars per barrel
     $/Mcf     US Dollars per thousand cubic feet
     $/Mcfe    US Dollars per thousand cubic feet equivalent
     $/MMBtu   US Dollars per million British thermal units
     MMBtu     Million British thermal units
     MMBtud    Million British thermal units per day
     MMcfd     Million cubic feet per day
     Mbd       Thousand barrels per day
     WTI       West Texas Intermediate
     MM        Millions
     NYMEX     New York Mercantile Exchange
     $MM       US Dollars in millions






                            SIGNATURE

        Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                            EOG RESOURCES, INC.

Date: January 15, 2002      By:   /s/ TIMOTHY K. DRIGGERS
                               -----------------------------
                                   Timothy K. Driggers
                                Vice President, Accounting
                                 and Land Administration
                               (Principal Accounting Officer)

                       EOG Resources, Inc.
                        Estimated Ranges

                                                        4Q 2001
                                                -----------------------
Daily Production
  Natural Gas (MMcfd)
   US                                                630  -   635
   Canada                                            137  -   140
   Trinidad                                          118  -   120
   Total                                             885  -   895

  Crude Oil (Mbd)
   US                                               19.5  -  20.0
   Canada                                            1.6  -   1.7
   Trinidad                                          2.0  -   2.2
   Total                                            23.1  -  23.9

  Natural Gas Liquids (Mbd)
   US                                                3.3  -   3.7
   Canada                                            0.4  -   0.6
   Total                                             3.7  -   4.3

Operating Costs
  Unit Costs ($/Mcfe)
   Lease and Well                                  $0.46  - $0.48
   Depreciation, Depletion and Amortization        $0.99  - $1.02

Expenses ($MM)
  Exploration                                       16.0  -  18.0
  Dry Hole                                          32.0  -  34.0
  Impairment                                        25.0  -  28.0
  General and Administrative                        21.0  -  23.0
  Enron Exposure                                             20.0
  Net Interest                                      10.0  -  12.0
  Capitalized Interest                               1.8  -   2.3

Taxes Other than Income (% of Revenue)               6.2  -   6.4

Taxes
  Effective Rate                                     48%  -   52%
  Deferred Ratio                                     20%  -   25%

Preferred Dividends ($MM)                            2.8  -   3.0

Shares Outstanding (MM) at December 31, 2001
  Basic                                            115.0  - 115.3
  Fully Diluted                                    116.4  - 116.8

Pricing
  Natural Gas ($/Mcf)
   Differentials
     US - below NYMEX Henry Hub of $2.49           $0.08  - $0.12
     Canada - below NYMEX Henry Hub of $2.49       $0.16  - $0.20
   Realizations
     Trinidad                                               $1.22

  Crude Oil ($/Bbl)
   Differentials
     US - below WTI of $20.43                      $1.50  - $1.60
     Canada - below WTI of $20.43                  $4.00  - $4.10
     Trinidad - below WTI of $20.43                $3.80  - $3.90